Exhibit 10.1

Execution Version

$5,100,000,000

DYNEGY FINANCE I, INC. (to be merged with and into DYNEGY INC.) and

DYNEGY FINANCE II, INC. (to be merged with and into DYNEGY INC.)

420,000 UNITS DUE 2019 CONSISTING OF $840,000,000 OF 6.75% SENIOR NOTES DUE 2019 OF DYNEGY FINANCE I, INC. AND $1,260,000,000 OF 6.75% SENIOR NOTES DUE 2019 OF DYNEGY FINANCE II, INC.

350,000 UNITS DUE 2022 CONSISTING OF $700,000,000 7.375% SENIOR NOTES DUE 2022 OF DYNEGY FINANCE I, INC. AND $1,050,000,000 7.375% SENIOR NOTES DUE 2022 OF DYNEGY FINANCE II, INC.

250,000 UNITS DUE 2024 CONSISTING OF $500,000,000 7.625% SENIOR NOTES DUE 2024 OF DYNEGY FINANCE I, INC. AND $750,000,000 7.625% SENIOR NOTES DUE 2024 OF DYNEGY FINANCE II, INC.

PURCHASE AGREEMENT

October 10, 2014

October 10, 2014

The Representatives named in Schedule I hereto

for the Initial Purchasers named in Schedule I hereto

Ladies and Gentlemen:

Dynegy Finance I, Inc., a Delaware corporation (the “Duke Escrow Issuer”) and Dynegy Finance II, Inc., a Delaware corporation (the “EquiPower Escrow Issuer” and together with the Duke Escrow Issuer, the “Escrow Issuers”), each a wholly-owned subsidiary of Dynegy Inc., a Delaware corporation (the “Company”) propose to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers” or “you”) $5,100,000,000 aggregate principal amount of (i) 420,000 Units due 2019 (the “Units due 2019”), each Unit due 2019 consisting of (x) $2,000 principal amount of 6.75% Senior Notes due 2019 issued by the Duke Escrow Issuer (the “Finance I 2019 Notes”) and (y) $3,000 principal amount of 6.75% Senior Notes due 2019 issued by the EquiPower Escrow Issuer (the “Finance II 2019 Notes”), (ii) 350,000 Units due 2022 (the “Units due 2022”), each Unit due 2022 consisting of (x) $2,000 principal amount of 7.375% Senior Notes due 2022 issued by the Duke Escrow Issuer (the “Finance I 2022 Notes”) and (y) $3,000 principal amount of 7.375% Senior Notes due 2022 issued by the EquiPower Escrow Issuer (the “Finance II 2022 Notes” ) and (iii) 250,000 Units due 2024 (the “Units due 2024” and, together with the Units due 2019 and the Units due 2022, the “Units”), each Unit due 2024 consisting of (x) $2,000 principal amount of 7.625% Senior Notes due 2024 issued by the Duke Escrow Issuer (the “Finance I 2024 Notes” and together with the Finance I 2019 Notes, the Finance I 2024 Notes, the “Finance I Notes”) and (y) $3,000 principal amount of 7.625% Senior Notes due 2024 issued by the EquiPower Escrow Issuer (the “Finance II 2024 Notes” and together with the Finance II 2019 Notes, the Finance II 2024 Notes, the “Finance II Notes” and, together with the Finance I Notes, the “Notes”).  The Representatives on Schedule I have agreed to act as Representatives of the several Initial Purchasers on Schedule I (the “Representatives”) in connection with the offering and sale of the Units.

Subsidiaries of the Company have entered into (i) a Purchase and Sale Agreement, dated as of August 21, 2014, as amended and supplemented, if applicable, to the date hereof (the “Duke Midwest Purchase Agreement”), with entities affiliated with Duke Energy Corp. (“Duke”) relating to the acquisition of certain power generation assets (the “Duke Midwest Assets”) from Duke (the “Duke Acquisition”) including the entities acquired by the Company from Duke thereby that are required to guarantee the Finance I Notes (as further described under “The Transactions” in the Time of Sale Memorandum and the Final Memorandum, the “Duke Target Entities”), and (ii) Stock Purchase Agreements, dated as of August 21, 2014, as amended and supplemented, if applicable, to the date hereof (the “EquiPower Purchase Agreements” and together with the Duke Midwest Purchase Agreement, the “Purchase Agreements”) with entities affiliated with Energy Capital Partners (“ECP”) relating to the acquisition of certain power generation assets (the “ECP Assets”) from ECP (the “EquiPower Acquisition” and together with the Duke Acquisition, the “Acquisitions”) including the entities acquired by the Company from ECP thereby that are required to guarantee the Finance II Notes (as further described under “The Transactions” in the Time of Sale Memorandum and the Final Memorandum, the “EquiPower Target Entities” and together with the Duke Target Entities the “Target Entities”).

The Finance I Notes are being issued and sold in connection with the Duke Acquisition and the net proceeds of the offering of the Finance I Notes will be used to fund a portion of the purchase price for the Duke Acquisition.  The Finance II Notes are being issued and sold in connection with the EquiPower Acquisition and the net proceeds of the offering of the Finance II Notes will be used to fund a portion of the purchase price for the EquiPower Acquisition.

References herein to the “Issuer” refer (x) in the case of the Finance I Notes, (i) prior to the consummation of the Duke Acquisition, to the Duke Escrow Issuer and (ii) following consummation of the Duke Acquisition, to the Company and (y) in the case of the Finance II Notes, (i) prior to the consummation of the EquiPower Acquisition, to the EquiPower Escrow Issuer and (ii) following consummation of the EquiPower Acquisition, to the Company.

On the Closing Date, the Escrow Issuers will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), pursuant to which (i) the Duke Escrow Issuer will deposit, or cause to be deposited, in accounts specified by the Escrow Agent (the “Duke Escrow Accounts”), the gross proceeds of the offering of the Finance I Notes sold on the Closing Date, net of the Initial Purchaser’s discount and certain expenses and (ii) the EquiPower Escrow Issuer will deposit, or cause to be deposited, in accounts specified by the Escrow Agent (the “EquiPower Escrow Accounts” and together with the Duke Escrow Accounts, the “Escrow Accounts”), the gross proceeds of the offering of the Finance II Notes sold on the Closing Date, net of the Initial Purchaser’s discount and certain expenses.  In addition, on the Closing Date, the Escrow Issuers will deposit into each of the Escrow Accounts an amount of cash so that the amount in each such account is sufficient to fund a Special Mandatory Redemption (as described in each of the Time of Sale Memorandum and the Final Memorandum) with respect to the applicable series of Notes relating to such Escrow Account on November 28, 2014 (collectively, with all investments thereof made under the Escrow Agreement, plus all interest, dividends and other distributions and payments thereon received or receivable by the Escrow Agent from time to time less any property distributed and/or disbursed in accordance with the Escrow Agreement, together with the proceeds of any of the foregoing, the “Escrowed Funds”).

Pursuant to the Escrow Agreement, the Escrow Agent will release all funds in the Duke Escrow Accounts to or as directed by the Duke Escrow Issuer (the “Duke Release” and, the date of such release being referred to as the “Duke Release Date”) upon consummation of the Duke Acquisition, the execution and delivery of the Duke Supplemental Indentures by the Company, the Guarantors and the Duke Target Entities and satisfaction of the conditions to release set forth in the Duke Escrow Agreement. If the Duke Release Date does not occur by August 24, 2015, or upon the occurrence of certain other events described in the Escrow Agreement, the Duke Escrow Issuer will redeem the Finance I Notes in accordance with the terms of the applicable Indenture. Until the earlier of the Duke Release Date or the redemption of the Finance I Notes described in the foregoing sentence, the Finance I Notes will be secured by a first-priority security interest in the Duke Escrow Accounts and the related Escrowed Funds pursuant to the Escrow Agreement.

Pursuant to the Escrow Agreement, the Escrow Agent will release all funds in the EquiPower Escrow Accounts to or as directed by the EquiPower Escrow Issuer (the “EquiPower Release” and, the date of such release being referred to as the “EquiPower Release Date”) upon consummation of the EquiPower Acquisition, the execution and delivery of the EquiPower Supplemental Indentures by the Company, the Guarantors and the EquiPower Target Entities and satisfaction of the conditions to release set forth in the EquiPower Escrow Agreement. If the EquiPower Release Date does not occur by May 11, 2015, or upon the occurrence of certain other events described in the Escrow Agreement, the EquiPower Escrow Issuer will redeem the Finance II Notes in accordance with the terms of the applicable Indenture. Until the earlier of the EquiPower Release Date or the redemption of the Finance II Notes described in the foregoing sentence, the Finance II Notes will be secured by a first-priority security interest in the EquiPower Escrow Accounts and the related Escrowed Funds pursuant to the Escrow Agreement.

Each series of Securities (as defined herein) will be issued pursuant to the provisions of an indenture, each such indenture to be dated as of the Closing Date (as defined in Section 4) (collectively, the “Indentures”), among the applicable Escrow Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”).

On the Duke Release Date, the Duke Escrow Issuer will merge with and into the Company, and the Company and the Guarantors and the Duke Target Entities will execute and deliver supplemental indentures (the “Duke Supplemental Indentures”) pursuant to which the Company will assume the rights and obligations of the Duke Escrow Issuer under the Finance I Notes and the applicable Indentures (the “Duke Escrow Assumption”).

On the EquiPower Release Date, the EquiPower Escrow Issuer will merge with and into the Company, and the Company and the Guarantors and the EquiPower Target Entities will execute and deliver supplemental indentures (the “EquiPower Supplemental Indentures”, and together with the Duke Supplemental Indentures, the “Supplemental Indentures”) pursuant to which the Company will assume the rights and obligations of the EquiPower Escrow Issuer under the Finance II Notes and the applicable Indentures (the “EquiPower Escrow Assumption”).

Holders of Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among each of the Escrow Issuers and the Initial Purchasers, pursuant to which the Escrow Issuers may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined herein) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes and, in each case, to use commercially reasonable efforts to cause such registration statement to be declared effective.  All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company, the Guarantors and the applicable Target Entities are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.  Upon the Duke Release Date, the Company, the Guarantors and the Duke Target Entities will become party to the Registration Rights Agreement with respect to the Finance I Notes pursuant to a joinder agreement (the “Duke Registration Rights Agreement Joinder”).  Upon the EquiPower Release Date, the Company, the Guarantors and the EquiPower Target Entities will become party to the Registration Rights Agreement with respect to the Finance II Notes pursuant to a joinder agreement (the “EquiPower Registration Rights Agreement Joinder” and together with the Duke Registration Rights Agreement Joinder, the “Registration Rights Agreement Joinders”).

On and after the applicable Release Date, the payment of principal of, premium, if any, and interest on the Finance I Notes or Finance II Notes, as applicable, will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Company’s current and future domestic subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement dated as of April 23, 2013, among the Company, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Existing Credit Facility”) (collectively, the “Guarantors”) and the Duke Target Entities, in the case of the Finance I Notes, and the EquiPower Target Entities, in the case of the Finance II Notes, pursuant to their guarantees (the “Guarantees”).  The Units, the Notes and the Guarantees are herein collectively referred to as the “Securities”; and the Exchange Notes and the guarantees thereof are herein collectively referred to as the “Exchange Securities.”

The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).  Pursuant to the terms of the Securities and the Indentures, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Units are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S).  The Issuer hereby confirms that it has authorized the use of the Time of Sale Memorandum and the Final Memorandum (as defined herein) in connection with the offer and sale of the Units by the Initial Purchasers.

In connection with the sale of the Securities, the Issuers have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated October 8, 2014 (as supplemented by the supplement dated October 10, 2014, the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated the date hereof (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Memorandum (including any information incorporated by reference therein) and the Pricing Supplement are referred to as the “Time of Sale Memorandum.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (including any information incorporated by reference therein) (the “Final Memorandum”).

In connection with the Acquisitions, the Company is offering 22,500,000 shares of its common stock at a public offering price of $31.00 per share (the “Common Stock”) and 4,000,000 shares of its Mandatory Convertible Preferred Stock at a public offering price of $100.00 per share (the “Mandatory Convertible Preferred Stock” and, together with the Common Stock, the “Other Transactions”).

The transactions set forth in the preceding paragraphs, including the consummation of the Acquisitions pursuant to the terms of the Purchase Agreements and the Other Transactions as further described in the Time of Sale Memorandum and the Final Memorandum are collectively referred to as the “Transactions”.  In this Agreement, all references to the Company and its affiliates give effect to the consummation of the Transactions at the times and upon the terms set forth in the Time of Sale memorandum and the Final Memorandum; provided, that all representations and warranties of the Company with respect to the Target Entities and the final condition, assets, operations and other matters pertaining thereto are made to the knowledge of the Company after due inquiry.

The Supplemental Indentures, the Registration Rights Agreement Joinders and the Guarantees, as entered into by the Company, the Guarantors and the applicable Target Entities, respectively, as the case may be, are hereinafter referred to as the “Release Documents.” The Release Documents, this Agreement, the Securities, the Exchange Securities, the Indentures, the Registration Rights Agreement and the Escrow Agreement are hereinafter referred to as the “Transaction Documents”.

1.                             Representations and Warranties.  Each of the Escrow Issuers, the Company and the Guarantors, jointly and severally, hereby represents and warrants to, and agrees with each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a)                                 (i) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Memorandum as of its date and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum, the Final Memorandum or any amendment or supplement thereto based upon information relating to any Initial Purchaser furnished to the Escrow Issuers by such Initial Purchaser through the Representatives expressly for use therein.

(b)                                 The Purchase Agreements are in full force and effect and no party to any of the Purchase Agreements has sought to modify, amend or waive any of the provisions thereof; (i) except as disclosed in or contemplated by the Purchase Agreements, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body was required for the execution and delivery of, or is required for the performance of, the Purchase Agreements by any of the parties thereto and the consummation of the transactions contemplated thereby; and (ii) other than Purchase Agreements, there are no other material agreements relating to the Company’s proposed acquisition of the assets and equity interests to be acquired pursuant to the Purchase Agreements.

(c)                                  Except for the Additional Written Offering Communications (as defined herein), if any, identified in Schedule II hereto and furnished to you before first use, the Issuer has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication. The Additional Written Offering Communications, when taken together with the Time of Sale Memorandum, as of the Time of Sale, and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Memorandum or the Additional Written Offering Communications based upon information relating to any Initial Purchaser furnished to the Issuer by such Initial Purchaser through the Representatives expressly for use therein. For purposes of this Agreement, the “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement or the Final Memorandum.

(d)                                 Certain direct and indirect subsidiaries of the Company are identified on Schedule III hereto (each a “Key Subsidiary” and collectively, the “Key Subsidiaries”). Other than the Key Subsidiaries, the Company has no subsidiary that would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum, and to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on each of the Escrow Issuers or the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f)                                   Each subsidiary of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited liability company or partnership power, as applicable, and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  Each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to the (i) Existing Credit Facility and (ii) the Indenture, dated as of May 20, 2013, governing the Company’s 5.875% senior notes due 2023) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Memorandum and the Final Memorandum or solely in the case of each subsidiary that is not a Key Subsidiary, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)                                  This Agreement has been duly authorized, executed and delivered by each Escrow Issuer, the Company and each Guarantor.

(h)                                 The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the applicable Escrow Issuer, enforceable against such Escrow Issuer in accordance with their terms, and, upon the execution and delivery of the (i) Duke Supplemental Indentures by the Company, the Guarantors and the Duke Target Entities, the Finance I Notes will constitute valid and binding obligations of the Company, and the related Guarantees will constitute valid and binding obligations of the Guarantors and the

Duke Target Entities, each enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the applicable Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued and (ii) EquiPower Supplemental Indentures by the Company, the Guarantors, and the EquiPower Target Entities, the Finance II Notes will constitute valid and binding obligations of the Company, and the related Guarantees will constitute valid and binding obligations of the Guarantors and the EquiPower Target Entities, each enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indentures and the Registration Rights Agreement pursuant to which such Securities are to be issued.

(i)                                     Upon the execution and delivery of the Registration Rights Joinder, the Exchange Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures (as supplemented by the Supplemental Indentures), the Registration Rights Agreement (as supplemented by the Registration Rights Joinder) and the Exchange Offer, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indentures pursuant to which such Exchange Notes are to be issued.

(j)                                    When the Exchange Notes have been authenticated in a manner provided for in the applicable Indenture and issued and delivered in accordance with the applicable Registration Rights Agreement (as supplemented by the applicable Registration Rights Agreement Joinder), the Guarantees of the applicable series of Notes and the guarantees of the applicable Exchange Notes have been duly authorized for issuance pursuant to the applicable Indenture; the Guarantees of the applicable series of Notes, when such Notes have been authenticated in the manner provided for in the applicable Indenture and issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors (and, to the extent party to such Indenture, the Duke Target Entities and the EquiPower Target Entities); and, when such Exchange Notes have been authenticated in the manner provided for in the applicable Indenture and issued and delivered in accordance with the Registration Rights Agreement, the guarantees of the Exchange Notes will constitute valid and binding obligations of the Guarantors (and, to the extent party to such Indenture, the Duke Target Entities and the EquiPower Target Entities); in each case, enforceable against each Guarantor (and, to the extent party to such Indenture, the Duke Target Entities and the EquiPower Target Entities) in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the applicable Indenture pursuant to which such guarantees are to be issued.

(k)                                 Each of the Indentures and the Registration Rights Agreement have been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Escrow Issuers, and will constitute a valid and binding agreement of, the Escrow Issuers, enforceable against each Escrow Issuer party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law. Following the consummation of the Duke Acquisition, the Duke Supplemental Indentures and the Duke Registration Rights Agreement Joinder will have been duly authorized by the Company and the Guarantors and the Duke Target Entities and, at the Duke Release Date, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indentures, as supplemented by the Duke Supplemental Indentures and the Registration Rights Agreement, as supplemented by the Duke Registration Rights Agreement Joinder, will each constitute a valid and binding agreement of the Company and the Guarantors and the Duke Target Entities enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law. Following the consummation of the EquiPower Acquisition, the EquiPower Supplemental Indentures and the EquiPower Registration Rights Agreement Joinder will have been duly authorized by the Company and the Guarantors and the EquiPower Target Entities and, at the EquiPower Release Date, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indentures, as supplemented by the EquiPower Supplemental Indentures and the Registration Rights Agreement, as supplemented by the EquiPower Registration Rights Agreement Joinder, will each constitute a valid and binding agreement of the Company and the Guarantors and the EquiPower Target Entities enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(l)                                     The Units to be purchased by the Initial Purchasers from the Escrow Issuers will on the Closing Date be in the form contemplated by each of the Indentures.  The Securities, the Exchange Securities, the Indentures and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.

(m)                             At June 30, 2014, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Units pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Time of Sale Memorandum and the Final Memorandum or upon exercise of outstanding options or warrants described in the Time of Sale Memorandum and the Final Memorandum).

(n)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.  Each of the Escrow Issuers’, the Company’s and each of the Guarantor’s and each of the Target Entities’ execution, delivery and performance of Transaction Documents to which it is a party, and the issuance and delivery of the Securities and the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum will not (i) result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary of the Company, (ii) require the consent of any other party to, any Existing Instrument, except in each case, for such conflicts, breaches, or Defaults, as would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

(o)                                 Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, no consent, approval, authorization (including but not limited to, prior authorization from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) or order of, or registration or qualification with, any governmental body or agency is required for the performance by the Escrow Issuers, the Company, each of the Guarantors and each of the Target Entities of its obligations under of this Agreement, the Indentures, or the Securities, or consummation of the Transactions or any other transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum, except (x) for such consent, approvals, authorizations, orders, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the offering and sale of the Units and (y) for the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement, the qualification of the Indentures under the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the various states of the United States or provinces of Canada in connection with the offer and sale of the Securities.

(p)                                 Since the date of the most recent financial statements of the Company included in the Time of Sale Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum and the Final Memorandum.

(q)                                 Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Escrow Issuers and the Company have not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.

(r)                                    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately disclosed in all material respects in the Time of Sale Memorandum and the Final Memorandum and proceedings that would not reasonably be expected to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement, the Indentures, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum and the Final Memorandum.

(s)                                   Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, and except as would not, individually or in the aggregate, have a Material Adverse Effect:  (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, applicable Environmental Laws (as defined herein), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written notice from a governmental authority or other third party, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) to the knowledge of each of the Escrow Issuers and the Company, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries have received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, remediation, remedial action or other corrective action concerning Materials of Environmental Concern (as defined herein) pursuant to any Environmental Law at any site or facility; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there have been no Releases (as defined herein) or threatened Releases of any Material of Environmental Concern that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (as such relates to exposure to Materials of Environmental Concern), including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any hazardous substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(t)                                    Each Escrow Issuer, the Company, each Guarantor and each Target Entity is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)                                 None of the Escrow Issuers, the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security under circumstances that would require the Securities to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Units, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Escrow Issuers, the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Escrow Issuers, the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.  The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(v)                                 Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer and sale and delivery of the Securities to or by the Initial Purchasers in the manner contemplated by this Agreement and the Time of Sale Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indentures under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(w)                               The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated interdealer quotation system.

(x)                                 Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director (in their role as a director of the Company) or officer, nor, to the Company’s nor each Escrow Issuer’s knowledge, any of the employees, agents or representatives of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(y)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and each Escrow Issuer, threatened.

(z)                                  (i) Neither the Company nor any of its subsidiaries, controlled affiliates, directors (in their role as such) or officers, nor to the Company’s knowledge any agent, affiliate or representative of each Escrow Issuer, the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)                                  The Escrow Issuers and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                                        For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)                          Ernst & Young LLP, which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Time of Sale Memorandum and the Final Memorandum, are independent public accountants within the meaning of the rules adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) as required by the Securities Act and the Exchange Act.

(bb)                          PricewaterhouseCoopers LLP (“PWC”), which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Time of Sale Memorandum and the Final Memorandum, are independent public accountants within the meaning of the rules adopted by the Commission and PCAOB as required by the Securities Act and the Exchange Act.

(cc)                            Deloitte & Touche, LLP, which expressed their opinions with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Time of Sale Memorandum and the and the Final Memorandum, are independent public accountants with regard to the Midwest Generation Business of Duke Energy Corporation, EquiPower Resources Corp. and Brayton Point Holdings, LLC and their subsidiaries within the meaning of the rules adopted by the Commission and PCAOB as required by the Securities Act and the Exchange Act.

(dd)                          The financial statements, together with the related schedules and notes, included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for their respective periods specified.  Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X.  The financial data set forth in the Time of Sale Memorandum and the Final

Memorandum under the captions “Summary—Summary Historical Financial Data of Dynegy,” “Summary—Summary Historical Consolidated Financial Data of Duke Midwest Assets,” “Summary—Summary Historical Combined Financial Data of ECP Assets,” “Summary—Summary Unaudited Pro Forma Condensed Combined Financial Information,” and “Capitalization” and elsewhere in the Time of Sale memorandum and Final Memorandum fairly present in all material respects the information set forth therein on a basis consistent with that of the audited and unaudited historical financial statements included in the Time of Sale Memorandum and the Final Memorandum.  The pro forma condensed combined consolidated financial statements and data of the Company and its subsidiaries and the related notes thereto included under the caption “Summary—Summary Unaudited Pro Forma Condensed Combined Financial Information,” and elsewhere in the Time of Sale Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements (including, without limitation, the requirements of Regulation S-X) and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transaction and circumstances referred to therein. The statistical and market related data included in the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources that the Company believes to be reliable and represent their good faith estimates that are made on the basis of data derived from such sources.

(ee)                            The financial statements, together with the related schedules and notes, of the Duke Midwest Assets, included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified.  Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X.

(ff)                              The financial statements, together with the related schedules and notes, of the ECP Assets included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified.  Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X.

(gg)                            The financial statements, together with the related schedules and notes, of the New Ameren Energy Resources, LLC and its subsidiaries, Ameren Energy Generating Company, Ameren Energy Fuels and Services Company, New AERG, LLC (successor to Ameren Energy Resources Generating Company) and Ameren Energy Marketing Company from Ameren, included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified.  Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X.

(hh)                          The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (including but not limited to, prior authorizations from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as disclosed in the Time of Sale Memorandum and the Final Memorandum.

(ii)                                  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as disclosed in the Time of Sale Memorandum.

(jj)                                The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S.

GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in accordance with U.S. GAAP in the applicable financial statements referred to in Section 1(y) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(kk)                          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, to the extent such coverage is generally available; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Time of Sale Memorandum and the Final Memorandum.

(ll)                                  None of the Escrow Issuers, the Company or any of its subsidiaries or controlled affiliates or any other person acting on its or their behalf (other than the initial purchasers for which the Escrow Issuers and the Company makes no representation) has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm)                  Each of the Escrow Issuers, the Company and the Guarantors is, and immediately after the Closing Date  (and after giving effect to the issuance of the Securities, the consummation of the Acquisitions and the other Transactions as described in the Time of Sale Memorandum and the Final Memorandum) will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(nn)                          The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(oo)                          The Company and each of its subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, including, within limitation, Rule 13a-15(a) promulgated thereunder; such “disclosure controls and procedures” have been designed to ensure that such information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including made known to the Company’s principal executive officer and principal financial officer; and such “disclosure controls and procedures” are effective; and the Company and its subsidiaries maintain an effective system of  accounting controls and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp)                          The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations disclosed in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

(qq)                          No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director,

officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Time of Sale Memorandum and the Final Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Escrow Issuers or the Company to or for the benefit of any of the officers or directors of the Escrow Issuers or the Company or any officers or directors of any affiliate of the Escrow Issuers or the Company or any of their respective family members.

(rr)                                The Escrow Agreement has been duly authorized by the Escrow Issuers and, at the Closing Date, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Escrow Issuers enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

2.                             Agreements to Sell and Purchase.  The Duke Escrow Issuer (with respect to the Finance I Notes and the Securities related thereto) and the EquiPower Escrow Issuer (with respect to the Finance II Notes and the Securities related thereto) hereby agree to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Escrow Issuers the respective percentage of the entire principal amount of Securities set forth opposite its name in Schedule I hereto at a purchase price of 99.00% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, from October 27, 2014 to the Closing Date (as defined below).

3.                             Terms of Offering.  You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.                             Payment and Delivery.  Payment for the Securities shall be made by the Initial Purchasers by deposit of the Escrowed Funds into the Escrow Accounts (as set forth in the Escrow Agreement) in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on October 27, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York, 10022 (or such other place as may be agreed to by the Issuer and the Representatives).  The Issuer hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuer or the Initial

Purchasers to recirculate to investors copies of an amended or supplemented Time of Sale Memorandum or Final Memorandum or a delay as contemplated by the provisions of Section 10 hereof.

The Units shall be in definitive form or global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Units shall be delivered to the Representatives on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Units to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5.                             Conditions to the Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representatives in their sole discretion of the following conditions precedent on or prior to the Closing Date:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of the securities of the Issuer or any of its subsidiaries or in the rating outlook for the Issuer by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                        there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum or the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum and the Final Memorandum.

(b)                                 The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and each of the Escrow Issuers to the effect set forth in Sections 5(a)(i) and 5(a)(ii), and to the effect that the representations and warranties of the Company and each Escrow Issuer contained in this Agreement were and are true and correct as of the Closing Date; that the Company and each Escrow Issuer has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(c)                                  The Initial Purchasers shall have received on the Closing Date, (i) an opinion and negative assurance letter of White & Case LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably acceptable to the Representatives and (ii) an opinion of Locke Lord LLP, special Texas counsel for the Company, dated the Closing Date, in form and substance reasonably acceptable to the Representatives.

(d)                                 The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Paul Hastings LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering certain financial information of the Company and its subsidiaries in the Time of Sale Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the Company and its subsidiaries in the Time of Sale Memorandum and the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(f)                                   On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche, LLP (Charlotte, North Carolina), the independent registered public accounting firm for the Duke Midwest Assets, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering certain financial information of the Duke Midwest Assets in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the Duke Midwest Assets in the Time of Sale Memorandum and the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(g)                                  On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche, LLP (Hartford, Connecticut), the independent registered public accounting firm for the ECP Assets, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering certain financial information of the ECP Assets in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the ECP Assets in the Time of Sale Memorandum and the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(h)                                 On the date hereof, the Initial Purchasers shall have received from PWC, the independent accountants for Ameren Energy Resources Company, LLC (“AER”), a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives and PWC, covering certain financial information of AER in the Time of Sale Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives and PWC, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of AER in the in the Time of Sale Memorandum and the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(i)                                     The Escrow Issuers shall have executed and delivered the Indentures, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.  The Escrow Issuers shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed copies thereof.

(j)                                    The Initial Purchasers shall have received a counterpart of the Escrow Agreement that shall have been executed and delivered by a duly authorized officer of each Escrow Issuer and such agreement shall be in full force and effect on and as of the Closing Date.

(k)                                 On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

6.                             Covenants of the Company.  Each Escrow Issuer and the Company each jointly and severally, covenant with each Initial Purchaser as follows:

(a)                                 To furnish each Initial Purchaser in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, and any supplements and amendments thereto as you may reasonably request.

(b)                                 Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)                                  To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Escrow Issuers and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)                                 If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the reasonable opinion of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)                                  If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, in the reasonable opinion of counsel for the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the reasonable opinion of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)                                   (i) To cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment.  Notwithstanding the foregoing, none of the Escrow Issuers, the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Escrow Issuers’ and Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the issuance and sale of the Securities, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indentures, the Registration Rights Agreement, the Securities and Exchange Securities, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Securities and the Exchange Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the

Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements shall not exceed $5,000, (iv) any fees charged by rating agencies for the rating of the Securities or the Exchange Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and expenses of the Escrow Issuers and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, travel and lodging expenses of the Representatives and officers of the Escrow Issuers and the Company and 50% of the cost of any aircraft chartered in connection with the road show, and (viii) all other cost and expenses incident to the performance of the obligations of the Escrow Issuers and the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)                                 Neither the Escrow Issuers, nor the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i)                                     Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j)                                    (i) For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee or to the holders of the Securities, except to the extent such reports and communications are filed by the Issuer with the Commission and are publicly available; (ii) prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum; and (iii) while any of the Securities remain outstanding, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless at such time the Issuer shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(k)                                 During the period of two years after the Closing Date, the Issuer will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)                                     None of the Issuer, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuer and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m)                             During the period of one year after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been acquired by any of them.

(n)                                 Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o)                                 To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p)                                 On the Duke Release Date, the Company shall cause (i) White & Case LLP, outside counsel for the Company, to deliver an opinion, dated the Duke Release Date, in form and substance reasonably acceptable to the Representatives and addressed to the Initial Purchasers and (ii) such other opinions, certifications and documents required under the Escrow Agreement, in form and substance reasonably acceptable to the Representatives.

(q)                                 On the EquiPower Release Date, the Company shall cause (i) White & Case LLP, outside counsel for the Company, to deliver an opinion, dated the EquiPower Release Date, in form and substance reasonably acceptable to the Representatives and addressed to the Initial Purchasers and (ii) such other opinions, certifications and documents required under the Escrow Agreement, in form and substance reasonably acceptable to the Representatives.

(r)                                    On the Duke Release Date, the Company, the Duke Escrow Issuer, the Guarantors and the Duke Target Entities will cause to be delivered to the Representative, (x) executed copies of the Duke Supplemental Indentures and the Duke Registration Rights Agreement Joinder and (y) such documents and information as the Representative may reasonably require in connection with the execution and delivery of the Duke Supplemental Indentures and the Duke Registration Rights Agreement Joinder.

(s)                                   On the EquiPower Release Date, the Company, the EquiPower Escrow Issuer, the Guarantors and the EquiPower Target Entities will cause to be delivered to the Representative, (x) executed copies of the EquiPower Supplemental Indentures and the EquiPower Registration Rights Agreement Joinder and (y) such documents and information as the Representative may reasonably require in connection with the execution and delivery of the EquiPower Supplemental Indentures and the EquiPower Registration Rights Agreement Joinder.

Until the Duke Release Date, the Duke Escrow Issuer will not, without the prior written consent of the Representatives (which consent may be withheld at the discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Duke Escrow Issuer or securities exchangeable for or convertible into debt securities of the Duke Escrow Issuer (other than as contemplated by this Agreement and to register the Exchange Securities). Until the EquiPower Release Date, the EquiPower Escrow Issuer will not, without the prior written consent of the Representatives (which consent may be withheld at the discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the EquiPower Escrow Issuer or securities exchangeable for or convertible into debt securities of the EquiPower Escrow Issuer (other than as contemplated by this Agreement and to register the Exchange Securities).

7.                             Offering of Securities; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants to each Escrow Issuer and the Company that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in

Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs or (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b)                                 Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)                                such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Escrow Issuers or the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)                             such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii)                          the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv)                         such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)                                               such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Securities to the public in that Relevant Member State, other than:

(A)                               to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)                               to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Morgan Stanley & Co. LLC on behalf of the Initial Purchasers for any such offer; or

(C)                               in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Securities shall require the Escrow Issuers or the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 3010/73/EU;

(vi)                                            such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(vii)                                         such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(viii)                                      such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8.                        Indemnity and Contribution.  (a) Each of the Escrow Issuers, the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as promptly as reasonably practicable following the incurrence of such expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement to any of the foregoing, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Time of Sale

Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in Section 8(a) shall be in addition to any liabilities that the Escrow Issuers, the Company and the Guarantors may otherwise have.

(b)         Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Escrow Issuers, the Company, each Guarantor, each of their respective, directors, officers and each person, if any, who controls either Escrow Issuer, the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Escrow Issuers, the Company and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement to any of the foregoing).  Each of the Escrow Issuers, the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the first through fourth sentences of the fourth paragraph and the third sentence of the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as promptly as reasonably practicable following the incurrence thereof. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity has been or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)         To the extent the indemnification provided for in Sections 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer (and the Company and the Guarantors) on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Escrow Issuers, the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Escrow Issuers, the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities set forth on the cover page of the Final Memorandum. The relative fault of the Escrow Issuers, the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)          The Escrow Issuers, the Company and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Escrow Issuers, the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities

9.                        Termination.  The Representatives may terminate this Agreement by written notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.                 Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company or any Guarantor except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected.  As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11.                 Reimbursement of the Expenses of the Initial Purchasers.  If this Agreement shall be terminated by the Representatives pursuant to Section 9(ii) or because of any failure or refusal on the part of either Escrow Issuer, the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either Escrow Issuer, the Company or any Guarantor shall be unable to perform its obligations under this Agreement, the Escrow Issuers, the Company and the Guarantors will reimburse the Initial Purchasers, severally, upon demand for all documented out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.                 Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Escrow Issuers, the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Escrow Issuers, the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)                                  The Escrow Issuers and the Company acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Escrow Issuers, the Company, the Guarantors or any other person, (ii) the Initial Purchasers owe the Escrow Issuers, the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Escrow Issuers, the Company and the Guarantors, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Escrow Issuers, the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  The Escrow Issuers, the Company and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.  In addition, Morgan Stanley & Co. LLC, and Credit Suisse Securities (USA) LLC are acting as financial advisors to the Company in connection with the EquiPower Acquisition, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC are acting as financial advisors to Duke

Energy Corp. in connection with the Duke Acquisition, (iii) Barclays Capital Inc. is acting as a financial advisor to ECP in connection with the EquiPower Acquisition, and (iv) Morgan Stanley Senior Funding, LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC have each been engaged separately in advisory roles with respect to financial and/or M&A structuring the fees for each of (i) — (iv) are contingent upon the closing of the relevant Acquisition.

13.                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof.

14.                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

15.                 Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.                 Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

17.                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)                                 Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any Related Proceeding brought in any Specified Court.

The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18.                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.                 Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and if to the Escrow Issuers or the Company shall be delivered, mailed or sent to Dynegy, Inc., as applicable, at 601 Travis, Suite 1400, Houston, Texas 77002, Attention: General Counsel, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Gary Kashar, Esq.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DYNEGY FINANCE I, INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President & Chief Financial Officer

DYNEGY FINANCE II, INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President & Chief Financial Officer

DYNEGY INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President & Chief Financial Officer

BLUE RIDGE GENERATION LLC

BLACK MOUNTAIN COGEN, INC.

CASCO BAY ENERGY COMPANY, LLC

DYNEGY ADMINISTRATIVE SERVICES COMPANY

DYNEGY COAL HOLDCO, LLC

DYNEGY COAL INVESTMENTS HOLDINGS, LLC

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

DYNEGY EQUIPMENT, LLC

DYNEGY GASCO HOLDINGS, LLC

DYNEGY GAS HOLDCO, LLC

DYNEGY GAS IMPORTS, LLC

DYNEGY GAS INVESTMENTS, LLC

DYNEGY GAS INVESTMENTS HOLDINGS, LLC

DYNEGY GLOBAL LIQUIDS, INC.

DYNEGY KENDALL ENERGY, LLC

DYNEGY MARKETING AND TRADE, LLC

DYNEGY MIDWEST GENERATION, LLC

DYNEGY MORRO BAY, LLC

DYNEGY MOSS LANDING, LLC

DYNEGY OAKLAND, LLC

DYNEGY OPERATING COMPANY

DYNEGY POWER, LLC

DYNEGY POWER GENERATION INC.

DYNEGY POWER MARKETING, LLC

DYNEGY SOUTH BAY, LLC

HAVANA DOCK ENTERPRISES, LLC

ILLINOVA CORPORATION

ONTELAUNEE POWER OPERATING COMPANY, LLC

SITHE ENERGIES, INC.

SITHE/INDEPENDENCE LLC

DYNEGY ENERGY SERVICES, LLC

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President & Chief Financial Officer

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

RBC Capital Markets, LLC

UBS Securities LLC

Acting on behalf of themselves and as the
Representative of the several Initial
Purchasers named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Alice Vilma
Name: Alice Vilma
Title: Executive Director

By:	Barclays Capital Inc.

By:	/s/ Paul Cugno
Name: Paul Cugno
Title: Managing Director

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Chris Radtke
Name: Chris Radtke
Title: Director

By:	RBC Capital Markets, LLC

By:	/s/ David Lynch
Name: David Lynch
Title: Managing Director

By:	UBS Securities LLC

By:	/s/ Russell D. Robertson
Name: Russell D. Robertson
Title: Managing Director

By:	/s/ Corey Stein
Name: Corey Stein
Title: Associate Director

SCHEDULE I

Representatives:

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

RBC Capital Markets, LLC

UBS Securities LLC

Initial Purchaser	PERCENTAGE OF PRINCIPAL AMOUNT of each of the Securities to be Purchased
Morgan Stanley & Co. LLC	25.97%
Barclays Capital Inc.	14.73%
Credit Suisse Securities (USA) LLC	14.73%
RBC Capital Markets, LLC	14.24%
UBS Securities LLC	8.80%
Deutsche Bank Securities Inc.	3.84%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3.15%
BNP Paribas Securities Corp.	3.15%
Credit Agricole Securities (USA) Inc.	3.15%
Mitsubishi UFJ Securities (USA), Inc.	3.15%
SunTrust Robinson Humphrey, Inc.	2.85%
J.P. Morgan Securities LLC	2.24%
Total	100%

I-1

SCHEDULE II

Additional Written Offering Communications

1.                                      The recorded electronic road show made available to investors on October 8, 2014.

II-1

SCHEDULE III

Key Subsidiaries

Dynegy Gas Investments, LLC

Illinova Corporation

III-1